                                                                    EXHIBIT 11.0

                 UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

              COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                              ---------------------------------  ---------------------------------
                                                                    1998               1997            1998               1997
                                                              ----------------     ------------  ----------------     ------------
BASIC EARNINGS PER SHARE
Net (loss) income...........................................  $         (3,003)    $     27,514  $         (2,513)    $     25,244
Less preferred stock dividends..............................              (156)            (180)             (336)            (202)
                                                              ----------------     ------------  ----------------     ------------
Net (loss) income available to common stockholders..........  $         (3,159)    $     27,334  $         (2,849)    $     25,042
                                                              ----------------     ------------  ----------------     ------------
                                                              ----------------     ------------  ----------------     ------------
NUMBER OF SHARES ON WHICH NET INCOME (LOSS) PER SHARE IS
  BASED:
Historical weighted average common shares outstanding.......           253,332          253,332           253,332          253,332
Reorganization stock dividend (227.010528 shares for each
  Common share).............................................        57,509,030       57,509,030        57,509,030       57,509,030
Reorganization shares issued................................         8,670,998        8,670,998         8,670,998        8,670,998
Public offering shares issued...............................        16,340,000       16,340,000        16,340,000       16,340,000
Additional shares issued to underwriters....................         2,451,000        2,451,000         2,451,000        2,451,000
Treasury Class A Common Stock...............................          (396,678)         --               (199,435)         --
Preferred stock converted to Class A common stock...........           100,855          --                 50,706          --
Warrants converted to Class A common stock..................           731,428          --                557,664          --
Options converted to Class A common stock...................           168,176          --                136,436          --
                                                              ----------------     ------------  ----------------     ------------
Weighted average common shares..............................        85,828,141       85,224,360        85,769,731       85,224,360
                                                              ----------------     ------------  ----------------     ------------
                                                              ----------------     ------------  ----------------     ------------
BASIC EARNINGS PER SHARE:
Net (loss) income per share.................................  $          (0.04)    $       0.32  $          (0.03)    $       0.29
Less preferred stock dividends per share....................         --                 --              --                 --
                                                              ----------------     ------------  ----------------     ------------
Net (loss) income per share available to common
  stockholders..............................................  $          (0.04)    $       0.32  $          (0.03)    $       0.29
                                                              ----------------     ------------  ----------------     ------------
                                                              ----------------     ------------  ----------------     ------------

DILUTED EARNINGS PER SHARE
Net (loss) income...........................................  $         (3,003)    $     27,514  $         (2,513)    $     25,244
Less preferred stock dividends..............................         --                 --              --                 --
                                                              ----------------     ------------  ----------------     ------------
Net (loss) income available to common stockholders..........  $         (3,003)    $     27,514  $         (2,513)    $     25,244
                                                              ----------------     ------------  ----------------     ------------
                                                              ----------------     ------------  ----------------     ------------
NUMBER OF SHARES ON WHICH NET INCOME (LOSS) PER SHARE IS
  BASED:
Historical weighted average common shares outstanding.......           253,332          253,332           253,332          253,332
Reorganization stock dividend (227.010528 shares for each
  common share).............................................        57,509,030       57,509,030        57,509,030       57,509,030
Reorganization shares issued................................         8,670,998        8,670,998         8,670,998        8,670,998
Public offering shares issued...............................        16,340,000       16,340,000        16,340,000       16,340,000
Additional shares issued to underwriters....................         2,451,000        2,451,000         2,451,000        2,451,000
Treasury Class A Common Stock...............................          (396,678)         --               (199,435)         --
Preferred stock converted to Class A common stock...........           100,855          --                 50,706          --
Warrants converted to Class A common stock..................           731,428          --                557,664          --
Options converted to Class A common stock...................           168,176          --                136,436          --
                                                              ----------------     ------------  ----------------     ------------
Weighted average common shares before dilutive effect of
  common stock equivalents..................................        85,828,141       85,224,360        85,769,731       85,224,360
                                                              ----------------     ------------  ----------------     ------------

                 UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

              COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                              ---------------------------------  ---------------------------------
                                                                    1998               1997            1998               1997
                                                              ----------------     ------------  ----------------     ------------
Common stock equivalents:
Warrants....................................................        28,049,188       28,779,374        28,226,498       28,775,600
Options.....................................................         1,633,649        1,418,826         1,710,959        1,330,236
Convertible Preferred Stock.................................           633,369          734,225           683,797          734,225
                                                              ----------------     ------------  ----------------     ------------
Weighted average common shares..............................       116,144,347      116,156,785       116,390,985      116,064,421
                                                              ----------------     ------------  ----------------     ------------
                                                              ----------------     ------------  ----------------     ------------
DILUTED EARNINGS PER SHARE:
Net (loss) income per share.................................  $          (0.03)(a) $       0.24  $          (0.02)(a) $       0.22
Less preferred stock dividends per share....................         --                 --              --                 --
                                                              ----------------     ------------  ----------------     ------------
Net (loss) income per share available to common
  stockholders..............................................  $          (0.03)(a) $       0.24  $          (0.02)(a) $       0.22
                                                              ----------------     ------------  ----------------     ------------
                                                              ----------------     ------------  ----------------     ------------

--------------------------

(a) This calculation is presented in accordance with the Securities Exchange Act of 1934. Under SFAS No. 128, since the Company had losses from continuing operations in 1998, the common stock equivalents were excluded from the computation of diluted earnings per share because the inclusion of the potential shares would be antidilutive. Diluted earnings per share excluding the antidilutive effect of the common stock equivalents would generate a net loss per share available to common stockholders of $0.04 and $0.03 for the three and six months ended June 30, 1998, respectively.